AS FILED WITH THE COMMISSION ON JANUARY 9, 1997
                                                   REGISTRATION NO. 333-________

                  ============================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                               PRIME RETAIL, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Maryland                                       52-1836258
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)



       100 East Pratt Street
       Nineteenth Floor
       Baltimore, Maryland                                               21202
---------------------------------------                               ----------
(Address of principal executive offices)                              (zip code)




                  Prime Retail, Inc. 1994 Stock Incentive Plan
                  Prime Retail, Inc. 1995 Stock Incentive Plan
                 Consulting Agreement dated July 3, 1996 between
              Prime Retail, L.P. and Marvin Traub Associates, Inc.
              ----------------------------------------------------
                            (Full title of the Plans)



                                C. Alan Schroeder
                    Senior Vice President and General Counsel
                               Prime Retail, Inc.
                              100 East Pratt Street
                                Nineteenth Floor
                            Baltimore, Maryland 21202
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (410) 234-0782
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
   TITLE OF SECURITIES            AMOUNT TO BE      PROPOSED MAXIMUM OFFERING         PROPOSED MAXIMUM                 AMOUNT OF
   TO BE REGISTERED (1)          REGISTERED (1)        PRICE PER SHARE (2)        AGGREGATE OFFERING PRICE (2)      REGISTRATION FEE
-----------------------------  ------------------    ------------------------    ----------------------------     ------------------

Common Stock, $.01 par value     1,215,000 shares             $12.5625                $15,263,437.50                    $4,265.28

------------------------------------------------------------------------------------------------------------------------------------
    ----------------------------------------------------------------------------

(1)  This is the total number of shares which may be offered  based on the shares  reserved  under the Plans on the filing date of this Registration  Statement.  Pursuant to Rule 416, this Registration Statement shall also be deemed to cover any additional shares offered under the Plans in order to reflect share splits, share dividends, mergers and other capital changes.

(2)  Estimated  pursuant to Rule 457(c) under the Securities  Act of 1933 solely for the purpose of calculating  the amount of the registration fee based upon the average of the high and low sales prices reported per share of the Common Stock on the Nasdaq
     National Market on January 7, 1997, which was $12.5625.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II


               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Prime Retail, Inc. (the "Registrant") hereby incorporates the following documents herein by reference:

         (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A-1 dated May 3, 1996, filed with the SEC pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act on or after December 31, 1995; and

         (c) The description of the Registrant's Common Stock, $.01 par value per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment or any report or other filing with the SEC updating such description.

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Certain legal matters relating to the validity of the shares of Common Stock offered hereby are being passed upon by Winston & Strawn,
Chicago, Illinois. The Honorable James R. Thompson, a director of the Registrant, is a partner and the Chairman of the Executive Committee of Winston & Strawn.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Registrant's Amended and Restated Articles of Incorporation, as amended, and By-laws, as amended, authorize the Registrant to indemnify its present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time under Maryland law. The Maryland General Corporation Law under which the Registrant is organized provides that indemnification of a person who is a party, or threatened to be made a party, to legal proceedings by reason of the fact that such a person is or was a director, officer, employee or agent of a corporation, or is or was serving as a director, officer, employee or agent of a corporation or other firm at the request of a corporation, against expenses, judgments, fines and amounts paid in settlement, is mandatory in certain circumstances and permissive in others, subject to authorization by the board of directors, so long as a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal proceedings, had no reason to believe that his or her conduct was unlawful.

                  The Registrant's officers and directors are also indemnified pursuant to the partnership agreement governing Prime Retail, L.P. and their respective employment agreements.

                  The Registrant has purchased an insurance policy which purports to insure the officers and directors of the Registrant against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.    EXHIBITS

   4.1  Prime  Retail,   Inc.  1994  Stock  Incentive  Plan  (incorporated  by
           reference to the same titled exhibit in the Registrant's registration statement on Form S-11 (Registration No. 33-68536))

   4.2 Prime Retail, Inc. 1995 Stock Incentive Plan (incorporated by reference to the same titled exhibit in the Registrant's registration statement on Form S-11 (Registration No. 333-1666))

   4.3 Consulting Agreement dated July 3, 1996 between Prime Retail, L.P. and Marvin Traub Associates, Inc.

   4.4 Form of certificate for the Registrant's Common Stock, par value $.01 per share (incorporated by reference to the same titled exhibit in the Registrant's Registration Statement on Form S-11 (Registration No. 33-68536))

  5.1 Opinion of Winston & Strawn as to the legality of the securities being registered

 23.1  Consent of Ernst & Young LLP

 23.2 Consent of Winston & Strawn (included in their opinion filed as Exhibit 5.1)

 24.1  Powers of Attorney (included on the signature page hereof)

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply the information required to be included in a post-effective amendment by such paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on the 9th day of January, 1997.

                                 PRIME RETAIL, INC.

                                 By:   /s/ C. Alan Schroeder
                                       ----------------------------------------
                                       C. Alan Schroeder
                                       Senior Vice President and General Counsel

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Abraham Rosenthal, William H. Carpenter, Jr., Robert P. Mulreaney and C. Alan Schroeder as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on January 9, 1997 by the following persons in the capacities indicated:

  Signature                                              Title
  ---------                                             -------


 /s/ Michael W. Reschke                 Chairman of the Board and Director
-----------------------------
 Michael W. Reschke

 /s/ Abraham Rosenthal                   Chief Executive Officer (Principal
-----------------------------              Executive Officer) and Director
 Abraham Rosenthal

 /s/ William H. Carpenter, Jr.           President, Chief Operating
------------------------------             Officer and Director
 William H. Carpenter, Jr.

 /s/ Robert P. Mulreaney                 Executive Vice President --
------------------------------             Chief Financial Officer and Treasurer
 Robert P. Mulreaney                       (Principal Financial Officer and
                                           Principal Accounting Officer)

 /s/ Terence C. Golden                    Director
------------------------------
 Terence C. Golden

 /s/ Kenneth A. Randall                   Director
------------------------------
 Kenneth A. Randall

 /s/ James R. Thompson                    Director
------------------------------
 James R. Thompson

 /s/ Marvin S. Traub                      Director
------------------------------
 Marvin S. Traub

                                  EXHIBIT INDEX
                                  -------------
                                                                      SEQUENTIAL
EXHIBIT                                                                   PAGE
NUMBER                            DESCRIPTION                            NUMBER
------                            -----------                            ------

4.1 Prime Retail, Inc. 1994 Stock Incentive Plan (incorporated by reference to the same titled exhibit in the Registrant's registration statement on Form S-11 (Registration No. 33-68536))

4.2 Prime Retail, Inc. 1995 Stock Incentive Plan (incorporated by reference to the same titled exhibit in the Registrant's registration statement on Form S-11 (Registration No. 333-1666))

4.3 Consulting Agreement dated July 3, 1996 between Prime Retail, L.P. and Marvin Traub Associates, Inc.


4.4 Form of certificate for the Registrant's Common Stock, par value $.01 per share (incorporated by reference to the same titled exhibit in the Registrant's Registration Statement on Form S-11 (Registration No. 33-68536))

5.1 Opinion of Winston & Strawn as to the legality of the securities being registered

23.1  Consent of Ernst & Young LLP

23.2 Consent of Winston & Strawn (included in their opinion filed as Exhibit 5.1)

24.1  Powers of Attorney (included on the signature page hereof)